UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (date of earliest event reported): May 29, 2008


                           EASTGROUP PROPERTIES, INC.
             (Exact Name of Registrant as Specified in its Charter)


         Maryland                       1-07094                  13-2711135
         --------                       -------                  ----------
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
      of Incorporation)                                      Identification No.)

        300 One Jackson Place, 188 East Capitol Street, Jackson, MS 39201
        -----------------------------------------------------------------
          (Address of Principal Executive Offices, including zip code)

                                 (601) 354-3555
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Program for Non-Employee Directors

     On May 29, 2008, the Compensation Committee of the Company's Board of Directors approved a revised compensation program for the non-employee directors. Under the director compensation program, each non-employee director will be paid an annual cash retainer of $30,000 payable on a monthly basis. The chairperson of the Audit Committee and Compensation Committee will receive an additional annual cash retainer in the amount of $12,500 and $7,500, respectively. All other committee chairpersons and the Lead Director will receive an additional $5,000 annual cash retainer.

     The director compensation program provides that each non-employee director will be paid $1,500 for each Board meeting attended. Non-employee directors serving as members of Board committees will be paid $1,000 for each meeting attended. In each case, the non-employee director will be reimbursed for his or her expenses in connection with attendance at each meeting.

     The Board of Directors amended the 2005 Directors Equity Incentive Plan effective May 29, 2008. Pursuant to that amendment, a copy of which is attached as Exhibit 10.1 and incorporated by reference, non-employee directors will receive an annual award under the 2005 Directors Equity Incentive Plan in connection with their election to the Board at the annual meeting of stockholders. Beginning with the 2008 annual meeting, the annual award will consist of shares of the Company's common stock with a value of $40,000 as of the date of grant. Directors who are appointed to the Board outside of the annual meeting of stockholders will receive a pro rated amount of the $40,000 annual award payable in cash.

     The 2005 Directors Equity Incentive Plan also provides that each new non-employee director appointed or elected will receive an automatic award of restricted shares of Common Stock on the effective date of election or appointment equal to $25,000 divided by the fair market value of the Company's Common Stock on such date. These restricted shares will vest over a four-year period upon the performance of future service as a director, subject to certain exceptions.

Adoption of Annual Cash Bonus and Annual Long-Term Incentive Performance Goals

     On May 29,  2008,  the  Compensation  Committee of the  Company's  Board of
Directors established the performance measures for the Company's 2008 annual cash incentive and bonus compensation and the 2008 annual long-term equity incentive awards for the executive officers of the Company.

     The performance goals were developed by the Compensation Committee with the assistance of a nationally recognized consulting firm who, among other things, benchmarked compensation practices of companies in the Company's peer group and advised the Compensation Committee on appropriate compensation guidelines.

     The amount of the annual cash incentive and bonus compensation that an executive officer may receive is based 65% upon the amount of the Company's funds from operations (FFO) per share compared to "threshold," "target" and "high" FFO goals set by the Compensation Committee and 35% based on individual bonus payment objectives established by the Compensation Committee for each executive officer. The Compensation Committee determined the FFO goals for different levels of cash incentive compensation after an analysis of the Company's internally prepared estimate of FFO for 2008 and the estimates of 2008 FFO prepared by independent securities analysts who follow the Company.

     The cash incentive and bonus compensation that the Company's named executive officers are eligible to receive are as follows:

                                        2008 Cash Incentive Compensation
                                            Estimated Future Payouts

         Name                        Threshold        Target          Maximum
David H. Hoster II..............     $210,000        $420,000         $630,000
  President and Chief
  Executive Officer
N. Keith McKey..................     $118,950        $237,900         $356,850
  Executive Vice President
  and Chief Financial Officer
John F. Coleman.................      $76,950        $153,900         $230,850
  Senior Vice President
William D. Petsas...............      $74,100        $148,200         $222,300
  Senior Vice President
Brent W. Wood...................      $67,350        $134,700         $202,050
  Senior Vice President

     The actual amount of the annual cash bonuses is subject to change, or elimination entirely, in the Compensation Committee's discretion.

     The annual long-term equity incentive awards are contingent on the Company meeting annual performance goals set by the Compensation Committee. The performance goals are based upon the Company's (i) adjusted FFO growth as compared to the average adjusted FFO growth of peer companies (50% of the award), (ii) same store growth as compared to peer companies (25% of the award), and (iii) absolute adjusted FFO growth (25% of the award).

     Annual long-term equity incentive awards will be paid in restricted stock that will vest over a five-year period. All awards of restricted stock will be awarded out of and in accordance with the Company's 2004 Equity Incentive Plan, as amended. The restricted stock awards will be based on a specified dollar amount divided by the fair market value of the Company's Common Stock on January 1, 2008. The annual long-term equity incentive awards that the Company's named executive officers are eligible to receive for 2008 are as follows:

                                 2008 Annual Long-Term Equity Incentive Awards
                                            Estimated Future Payouts
                                            (# of restricted shares)

         Name                        Threshold        Target          Maximum
David H. Hoster II..............      5,376           10,753          16,129
N. Keith McKey..................      2,688            5,376           8,065
John F. Coleman.................      1,792            3,584           5,376
William D. Petsas...............      1,792            3,584           5,376
Brent W. Wood...................      1,792            3,584           5,376

     The actual amount of the annual long-term equity incentive awards is subject to change, or elimination entirely, in the Compensation Committee's discretion.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following are filed as exhibits to this Current Report on Form 8-K:

     10.1 Amendment No. 2 to EastGroup Properties, Inc. 2005 Directors Equity Incentive Plan


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    June 3, 2008

                                   EASTGROUP PROPERTIES, INC.


                                   By: /s/N. KEITH MCKEY
                                       ----------------------
                                       N. Keith McKey
                                       Chief Financial Officer, Executive Vice
                                       President and Secretary